Exhibit 99.01
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Adolph Hunter
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
Cadence Filed Form 12b-25: Notification of Late Filing with respect to its Quarterly
Report on Form 10-Q
SAN JOSE, Calif.— Nov. 7, 2008—Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced that it has filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission relating to its Quarterly Report on Form 10-Q for the quarter ended September 27, 2008. The delay in the filing of the Form 10-Q is related to the previously announced investigation being conducted by the Audit Committee of Cadence’s Board of Directors and its independent counsel. Cadence will file the Form 10-Q as soon as practicable.
As disclosed in its Form 12b-25, Cadence expects to report third quarter 2008 revenue of approximately $235 million to $245 million, compared to revenue of $400.9 million reported for the same period in 2007. Cadence expects to recognize a GAAP net loss of approximately ($0.67) to ($0.65) per share on a diluted basis in the third quarter of 2008, compared to a GAAP net income of $0.24 per share on a diluted basis in the same period in 2007. The anticipated GAAP net loss per share on a diluted basis is greater than Cadence previously estimated principally because the anticipated number now takes into account the third quarter restructuring charges for Cadence’s recently announced restructuring and an increased provision for income tax based on Cadence’s repatriation of previously untaxed earnings from foreign subsidiaries. The anticipated results for the third quarter of 2008 on both a GAAP and non-GAAP basis as reported in this release do not include the impact of any changes to Cadence’s financial statements that may arise from the previously announced investigation being conducted by the audit committee.

Cadence expects net loss per diluted share using the non-GAAP measure defined below to be in the range of $(0.09) to $(0.07) for the third quarter of 2008. In addition to using GAAP results in evaluating Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income or net loss, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, certain termination and legal costs, costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation and losses on the sale of Mentor Graphics Corporation shares, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance payments, restructuring charges and credits, losses on extinguishment of debt, equity in losses (income) from investments and write-down of investments. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial results with their most direct comparable GAAP financial results below.
About Cadence
Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about Cadence and its products and services is available at www.cadence.com.
Cadence is a registered trademark and the Cadence logo is a trademark of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained in this filing regarding the timing of the filing of the Form 10-Q, the expected financial results of the third quarter 2008, and the previously announced investigation include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control including but not limited to: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) Cadence’s ability to successfully complete and realize the expected benefits of the previously announced restructuring without significant unexpected costs or delays; (iii) the mix of products and services sold and the timing of significant orders for its products, and its shift to a ratable license structure may result in changes in the mix of license types; (iv) change in customer demands, including the possibility that Cadence's previously announced restructuring and management changes could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of the previously announced restructuring and management changes on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; (x) the outcome of the previously announced investigation being conducted by the audit committee; (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party; and (xii) the effect of any goodwill impairment analyses Cadence may perform in the future.
     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 29, 2007 and the risk factors section of the company’s Quarterly Report on Form 10-Q for the period June 28, 2008.
GAAP to non-GAAP Reconciliation
Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income or net loss, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended, and is GAAP net income or net loss excluding, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, certain termination and legal costs, costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation and losses on the sale of Mentor Graphics Corporation shares, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance payments, restructuring charges and credits, losses on extinguishment of debt, equity in losses (income) from investments and write-down of investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets, in-process research and development charges and integration and acquisition-related costs because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense because it enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is not directly attributable to the underlying performance of the company’s business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. During the fourth quarter of 2008, Cadence commenced a restructuring program that it expects to complete in the second half of fiscal 2009. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because Cadence does not undertake significant restructuring on a regular basis, and exclusion of such charges permits more consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management also believes it is useful to exclude executive severance costs and certain termination and legal costs as these costs do not occur frequently. Cadence’s management believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets as these gains and expenses are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Finally, Cadence’s management believes it is useful to exclude the equity in losses (income) from investments and write-down of investments, as these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income (expense) and are part of the company’s investment activities.
     In the third quarter of 2008, Cadence’s estimated non-GAAP net loss also excludes the impact of tax expense associated with Cadence’s repatriation of foreign earnings. Cadence’s management believes it is useful to exclude the tax expense associated with the repatriation of foreign earnings as it resulted from an event which is not expected to occur frequently.
     In the third quarter of 2008, Cadence’s estimated non-GAAP net loss also excludes costs related to Cadence’s proposal to acquire Mentor Graphics Corporation and losses on the sale of Mentor Graphics Corporation shares Cadence acquired as part of the proposed acquisition. Cadence’s management believes that in measuring Cadence’s operations it is useful to exclude the costs and the losses associated with this proposed acquisition as these items are not directly related to Cadence’s operating performance and resulted from events which are not expected to occur frequently.
     Cadence’s management believes that non-GAAP net income or net loss provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

The following tables reconcile the specific items excluded from estimated GAAP net loss and estimated GAAP net loss per fully diluted share in the calculation of estimated non-GAAP net loss and estimated non-GAAP net loss per fully diluted share for the periods shown below:

Estimated Diluted Net Loss per
Share Reconciliation	Quarter Ended
September 27, 2008
Estimated
(unaudited)
Diluted net loss per share on a GAAP basis	$ (0.67) to $(0.65)
Amortization of acquired intangibles	0.04
Stock-based compensation expense	0.06
Costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation	0.01
Restructuring and other charges	0.19
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets	0.01
Loss on sale of Mentor Graphics Corporation shares	0.04
Income tax related to repatriation of foreign earnings	0.28
Income tax effect of non-GAAP adjustments	(0.05)

Diluted net loss per share on a non-GAAP basis	$(0.09) to $(0.07)

Estimated Net Loss Reconciliation	Quarter Ended
($ in millions)	September 27, 2008
Estimated
(unaudited)
Net loss on a GAAP basis	$(170) to $(164)
Amortization of acquired intangibles	11
Stock-based compensation expense	15

Estimated Net Loss Reconciliation	Quarter Ended
($ in millions)	September 27, 2008
Estimated
(unaudited)
Costs related to Cadence’s withdrawn proposal to acquire Mentor Graphics Corporation	3
Restructuring and other charges	48
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets	3
Loss on sale of Mentor Graphics Corporation shares	9
Income tax related to repatriation of foreign earnings	71
Income tax effect of non-GAAP adjustments	(13)

Net loss on a Non-GAAP basis	$(23) to $(17)

Investors are encouraged to look at the GAAP projections and results as the best measure of financial performance. For example, amortization of intangibles or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments, as well as overall company performance within a given business environment. Losses on extinguishment of debt can be incurred on remaining convertible notes. All of these metrics are important to financial performance generally.
Although Cadence’s management finds GAAP measures useful in evaluating the performance of Cadence’s business, reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence’s management typically uses the non-GAAP earnings and earnings per share measures in conjunction with the GAAP earnings and earnings per share measures to address these limitations.
Cadence’s management believes that presenting the non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which Cadence’s management uses in its own evaluation of performance, and an additional baseline for assessing the future earnings potential of the company. While the GAAP results are more complete, Cadence’s management prefers to allow investors to have this supplemental measure since it may provide additional insights into the company’s financial results.
# # #

6